                                                                Exhibit 10.9(a)





-------------------------------------------------------------------------------



                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 1 , 1999

                                  COMERICA BANK


-------------------------------------------------------------------------------

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement, made as of the 1 day of September, 1999, by and between Aviation Holdings Int'l, Inc., a Florida corporation formerly known as Jet Aviation Trading, Inc., (herein called "Borrower") and COMERICA BANK, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

RECITALS:

         A. Bank and Borrower entered into a Credit Agreement dated as of August 12, 1998 (the "Existing Credit Agreement").

         B. Bank and Borrower wish to amend the Existing Credit Agreement in its entirety as provided herein.

         NOW, THEREFORE, the Bank and Borrower agree as follows:

         WITNESSETH:

         1.       DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Account" shall have the meaning assigned to it in the Michigan Uniform Commercial Code on the date of this Agreement.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and Miami, Florida.

         "Capital Expenditure" shall mean, without duplication, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of a Person, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of such Person thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such Person.

         "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is, or is required to be accounted for as a capital lease on the balance sheet such Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

         "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Borrower and its Subsidiaries, mean the accounts of Borrower and its Subsidiaries determined on a consolidated or consolidating basis, as the case maybe, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP.

         "Credit Parties" shall mean the Parent, the Borrower, the Borrower's Subsidiaries and their respective successors.

         "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

         "Domestic Subsidiary" shall mean any direct or indirect subsidiary of the Borrower incorporated under the laws of the United States of America, or any state, territory, possession or other political subdivision thereof

         "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of the environment or any hazardous or toxic substances of any nature. These Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Federal Superfund Amendments and Reauthorization Act of 1986.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

         "Event of Default" shall mean any of the Events of Default specified in
Section 8 hereof.

         "Foreign Account" shall mean an account owing by an account debtor which (i) does not maintain its chief executive office in the United States of America, (ii) is not organized under the laws of the United States of America or any state thereof, or (iii) is the government of any foreign country of sovereign state, or of any state, province, municipality or other instrumentality thereof.

         "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied, as in effect on the date of this Agreement.

         "Guarantor" shall mean any guarantor of any present and/or future Indebtedness.

         "Guaranty" shall mean the Parent Guaranty and any Guaranty of the Indebtedness executed by any Domestic Subsidiary under Section 5.7A and "Guaranties" shall mean all of them.

         "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of Borrower to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Borrower to Bank arising under or in connection with this Agreement, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

         "Letter of Credit" shall have the meaning set forth in Section 2.4.

         "Letter of Credit Reserve" shall mean as of any date of determination, an amount equal to the undrawn amount of outstanding Letters of Credit as of such date and the outstanding principal amount of draws under Letters of Credit honored by Bank for which Borrower has not reimbursed Bank.

         "Loan Documents" shall mean collectively, this Agreement, the Revolving Credit Note, the Security Agreements, the Guaranties and any other instruments or agreements executed at any time pursuant to or in connection with any such documents.

         "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business or proper-ties of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower to perform its obligations under the Loan documents to which it is a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to Bank under this Agreement or any other Loan Document.

         "Parent" shall mean Aviation Holdings Group, Inc., a Delaware corporation.

         "Parent Guaranty" shall mean the Parent's Guaranty of the Indebtedness in form attached as Exhibit "D".

         "Permitted Liens" means for a Person:

         (a) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by proceedings diligently pursued;

         (b) unfilled inchoate mechanics' and materialmen's liens for construction work in progress;

         (c) workmen's, repairmen's, warehousemen's and carriers' liens and other similar liens, if any, arising in the ordinary course of business;

         (d) all of the following, if they do not in the opinion of Bank, upon advice of its legal counsel or professional engineer, individually or in the aggregate materially impair the use of such Person's material properties by such
Person: any easements, restrictions, mineral, oil, gas and mining rights and reservations, zoning laws and defects in title;

         (e) any lien for the satisfaction and discharge of which a sum of money deemed adequate by Bank is on deposit with Bank or an institution acceptable to Bank;

         (f) liens created by or resulting from any litigation or other proceeding (including liens arising out of judgments or awards against such Person) with respect to which such Person is in good faith prosecuting an appeal or proceeding for review, if such liens do not in the opinion of counsel for Bank individually or in the aggregate materially impair the use of any of such Person's material properties by such Person;

         (g) any other lien, encumbrance or charge acceptable to and approved in writing by Bank.

         "Person" or "person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

         "Prime Rate" shall mean the per annum. interest rate established by Bank as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

         "Request for Advance" shall mean a Request for Advance issued by Borrower under this Agreement in the form annexed to this Agreement as Exhibit "A".

         "Revolving Credit Note" shall mean the Note described in Section 2.1 hereof made by Borrower to Bank in the form annexed to this Agreement as Exhibit "B".

         "SEC" shall mean the United States Securities and Exchange Commission and any successor thereto.

         "Security Agreements" shall mean the Security Agreement (All Assets) dated August 12, 1998 between Borrower and Bank, and Security Agreements in the form and content of Exhibit "C" to this Agreement to be executed by each Guarantor pursuant to which Borrower has granted and each Guarantor shall grant to Bank a first priority security interest in all accounts, chattel paper, documents, equipment, fixtures, general intangibles, goods, instruments and inventory, parts, aircraft, aircraft engines and all other tangible and intangible personal property wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing.

         "Subsidiary" shall mean a corporation or other entity of which more than fifty percent (50%) of the outstanding voting stock or other equity interests is owned by Borrower, either directly or indirectly, through one or more intermediaries.

         "Tangible Net Worth" shall mean the excess of (i) the net book value of the assets of Borrower and its Consolidated Subsidiaries (excluding from assets however, amounts due, if any, from affiliates, officers, directors and employees and patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, good will and similar intangible assets) after all appropriate deductions determined in accordance with generally accepted accounting principles, consistently applied (including, without limitation, reserves for doubtful receivables, obsolescence, etc.), over (ii) all Debt of Borrower and its Consolidated Subsidiaries.

         2.       THE INDEBTEDNESS:  Revolving Credit

         2.1 Bank may lend to Borrower at any time and from time to time from the effective date hereof until the earlier to occur of (i) demand or (ii) the occurrence of an Event of Default sums not to exceed under the line of credit Three Million Five Hundred Thousand Dollars ($3,500,000) in aggregate principal amount at any one time outstanding. The borrowings hereunder shall be evidenced by the Revolving Credit Note under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement; provided, however, in no event shall Bank be obligated to make any advance under this Agreement.

         2.2 The Revolving Credit Note shall be payable upon demand, and the balance from time to time outstanding shall bear interest at a per annum. rate equal to one percent (1%) above the Bank's Prime Rate. Upon the occurrence of any Event of Default hereunder, interest shall accrue on the unpaid principal balance at the per annum rate of three percent (3%) above the rate otherwise in effect. Interest shall be payable monthly as provided in the Revolving Credit Note. Interest shall be computed on a daily basis using a year of 360 days, assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate.

         2.3 Bank shall not make any advances under the Revolving Credit Note unless Borrower shall have first filed with Bank a Request for Advance executed by an authorized officer of Borrower; provided, however, at the option of Bank, in lieu of written Requests for Advances, Borrower may utilize Bank's "Sweep to Loan" automated system for obtaining advances. Each time an advance is made using the "Sweep to Loan" system, it shall constitute a certificate by Borrower of the matters set forth in the Request for Advance form as of such date. Bank may revoke Borrower's privilege to use the "Sweep to Loan" system at any time and after any such revocation, the regular procedures set forth herein shall apply. Bank may, at its option, lend under the Revolving Credit Note upon the telephone request of an authorized officer of Borrower and, in the event Bank makes any such advance upon a telephone request, the requesting officer shall mail to Bank, on the same day as such telephone request, a Request for Advance. Borrower hereby authorizes Bank to disburse advances under the Revolving Credit Note pursuant to the telephone instructions of any person purporting to be an authorized officer of Borrower and Borrower shall bear all risk of loss resulting from disbursements made upon any telephone request.

         2.4 In addition to advances under the Revolving Credit Note to be provided to Borrower by Bank under and pursuant to Section 2.1 of this Agreement, Bank may issue, or commit to issue, from time to time, standby and trade letters of credit for the account of Company (herein individually called a "Letter of Credit" and collectively "Letters of Credit") provided, however that the sum of the aggregate amount of advances outstanding under the Revolving Credit Note plus the Letter of Credit Reserve shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) at any one time. In addition to the terms and conditions of this Agreement, the issuance of any Letters of Credit shall also be subject to the terms and conditions of any letter of credit applications and agreements executed and delivered by Company unto Bank with respect thereto.

         2.5 Borrower may prepay the Revolving Credit Note in whole or in part without premium or penalty.

         2.6 The aggregate principal amount at any one time outstanding under the Revolving Credit Note and the Letter of Credit Reserve shall never exceed the formula set forth in the Advance Formula Agreement dated August 12, 1998 or in any Advance Formula Agreement delivered by Borrower to Bank in substitution therefor. Borrower shall immediately make all payments necessary to comply with this provision.

         2.7 Advances under the Revolving Credit Note shall be used for working capital purposes and, subject to the prior approval of Bank (which approval may be given or withheld in the sole discretion of Bank) for permitted acquisitions.

         2.8 Borrower acknowledges that the Revolving Credit Note and the Indebtedness under this Section 2 matures upon issuance and that the Bank, at any time, without notice, and without reason, may demand that the Revolving Credit Note and the Indebtedness be immediately repaid in full.

         3.       CONDITIONS

         3.1 Borrower agrees to furnish Bank prior to the initial borrowing under this Agreement, in form and substance to be satisfactory to Bank, with (i) certified copies of resolutions of the Board of Directors of each Credit Party evidencing approval of the borrowings hereunder in the case of the

Borrower's Board of Directors, the Guaranties and, if applicable, the Security Agreements, in the case of the other Credit Parties' Boards of Directors and in each case the relevant transactions contemplated hereunder; (ii) certificates of good standing of each Credit Party from their respective states of formation and from the states in which they are required to be qualified to do business; and
(iii) such other documents, instruments and legal opinions as Bank may reasonably require.

         3.2 As security for all indebtedness of Borrower to Bank hereunder, Borrower agrees to furnish, execute and deliver to Bank, or cause to be furnished, executed and delivered to Bank, prior to or simultaneously with the initial borrowing hereunder, in form to be satisfactory to Bank and supported by appropriate resolution in certified form authorizing same, the following:

         (a)      The Security Agreements;

         (b) Financing Statements required or requested by Bank to perfect all security interests to be conferred upon Bank under this Agreement and to accord Bank a perfected first priority security position under the Uniform Commercial Code (subject only to the encumbrances permitted hereunder);

         (c)      The Guaranties;

         (d) Such other documents or agreements of security and appropriate assurances of validity and perfected first priority of lien or security interest as Bank may reasonably request at any time, including, without limitation, landlord waivers.

         4.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

         4.1 Each Credit Party is a corporation duly organized and existing in good standing under the laws of its jurisdiction of incorporation, is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary; execution, delivery and performance of each Loan Document to which the Credit Party is a party are within the Credit Party's corporate powers, have been duly authorized, are not in contravention of law or the terms of the Credit Party's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement and any other documents and instruments required under this Agreement, when issued and delivered under this Agreement, will be valid and binding in accordance with their terms.

         4.2 The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Revolving Credit Note by Borrower, are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which any Credit Party is a party or by which it is bound.

         4.3 No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of the Borrower is threatened against any Credit Party, the outcome of which could materially impair any Credit Party's financial condition or its ability to carry on its business.

         4.4 There are no security interests in, liens, mortgages, or other encumbrances on any Credit Party's assets, except to Bank, or as permitted in this Agreement.

         4.5 Except as set forth in Schedule 4.5 attached hereto, there are no Subsidiaries of Borrower.

         4.6 There exists no default by any Credit Party under the provisions of any instrument evidencing any permitted debt or of any agreement relating thereto.

         4.7 No Credit Party maintains or contributes to any Pension Plans subject to ERISA except the plans listed on Schedule 4.7 hereto ("Pension Plans"). The "unfunded past service liability" of the Pension Plans, as of __________, 1999, was as noted on Schedule 4.7, and there is no accumulated funding deficiency within the meaning of ERISA, or any existing liability with respect to the Pension Plans owed to the Pension Benefit Guaranty Corporation or any successor thereto.

         4.8 The balance sheets and operating statements of Borrower dated August 31, 1997, November 30, 1997, May 31, 1998 and August 31, 1998, previously furnished Bank, are complete and correct and fairly present the financial condition of Borrower and the results of its operations; the balance sheets and operating statements of Borrower and its Consolidated Subsidiaries dated December 31,1998, March 31, 1999 and July 31, 1999, previously furnished Bank, are complete and correct and fairly represent the financial condition of Borrower and its Consolidated Subsidiaries and the results of their operations; since said dates there has been no material adverse change in the financial condition of Borrower or its Consolidated Subsidiaries; to the knowledge of Borrower's officers, neither Borrower nor any of its Subsidiaries has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in said balance sheets, and at the present time there are no material unrealized or anticipated losses from any present commitment of Borrower or any of its Subsidiaries.

         4.9 All tax returns and tax reports of the Credit Parties required by law to be filed have been duty filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon any Credit Party (or any of their properties) which are due and payable have been paid. The charges, accruals and reserves on the books of the Credit Parties in respect of the Federal income tax for all periods are adequate in the opinion of the Credit Parties.

         4.10 Each Credit Party is in the conduct of its business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to it, the enforcement of which, if it were not in compliance, would adversely affect its business or the value of its property or assets. Each Credit Party has all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of its business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have can be cured without having an adverse effect on the operation of such business.

         4.11 No representation or warranty by Borrower in this Agreement, nor any statement or certificate (including financial statements) furnished or to be furnished to Bank pursuant hereto contains or will contain any materially untrue statement of any fact or omits or will omit to state a fact necessary to make such representation, warranty, statement or certificate not misleading.

         4.12 No Credit Party is a party to any litigation or administrative proceeding, nor so far as is known by any Credit Party is any litigation or administrative proceeding threatened against any Credit Party, which in either case (A) asserts or alleges that any Credit Party violated Environmental Laws
(B) asserts or alleges that any Credit Party is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials,
(C) asserts or alleges that any Credit Party is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by any Credit Party.

         4.13 To the best knowledge of Borrower, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject any Credit Party to damages, penalties, injunction relief or cleanup costs under any applicable Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to applicable Environmental Laws by any Credit Party.

         4.14 No Credit Party subject to anyjudgment, decree, order or citation related to or arising out of applicable Environmental Laws and to the best knowledge of the Borrower, no Credit Party has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws.

         4.15 To the best knowledge of Borrower, each Credit Party has all permits, licenses and approvals required under applicable Environmental Laws.

         4.16 No Credit Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the loans hereunder will be used, directly or indirectly, for any purpose which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation

U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

         4.17 Each Credit Party has good and valid title to the property pledged, mortgaged or otherwise encumbered or to be encumbered by it under the Security Agreements.

         5.       AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that it will and it will cause each of its Subsidiaries, so long as Bank may make any advance under this Agreement and thereafter so long as any indebtedness remains outstanding under this Agreement to:

         5.1      Furnish Bank:

         (a) within one hundred twenty (120) days after and as of the end of each fiscal year of Borrower, a Consolidated balance sheet and statement of profit and loss and changes in cash flow of the Borrower and its Consolidated Subsidiaries prepared on an audited basis in accordance with the requirements of the SEC by independent certified public accountants satisfactory to Bank;

         (b) within forty five (45) days after and as of the end of each fiscal quarter, a consolidated and consolidating balance sheet and consolidated and consolidating statement of profit and loss and changes in cash flow of Borrower and its Consolidated Subsidiaries prepared in accordance with the requirements of the SEC certified by an authorized officer of Borrower as being correct and accurate to the best of his knowledge (if Bank in its sole discretion deems the consolidating financial statements required by this subsection (b) to be not sufficiently detailed, Bank reserves the right to require separate financial statements for each Subsidiary, reviewed by certified public accountants acceptable to Bank in form and content acceptable to Bank);

         (c) so long as Borrower or Parent shall be required to file reports with the SEC, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders generally and copies of all registration statements (without exhibits) and all reports which it files with the SEC;

         (d) within three (3) days after and as of the end of each week a borrowing base report in form satisfactory to Bank;

         (e) on or before August 1 of each year, a copy of any foreign credit insurance policy then in effect with respect to which Borrower or any Subsidiary is the beneficiary;

         (f) promptly upon receipt thereof, copies of all management letters prepared with respect to Borrower by any independent certified public accountants;

         (g) such information as required by the terms and conditions of any security agreements referred to in this Agreement;

         (h) promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time;

         (i) on or before October 1 of each year an inventory appraisal in form satisfactory to Bank prepared by an appraiser satisfactory to Bank utilizing an appraisal method which is acceptable to Bank.

         5.2 Pay and discharge all taxes and other governmental charges and all contractual obligations calling for the payment of money, before any interest or penalties shall accrue, unless and to the extent only that such payment is being contested in good faith.

         5.3 Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Borrower or a Subsidiary as the case may be, and Bank as their respective interests may appear; copies of all said policies, including all endorsements thereon and those required hereunder, to be deposited with Bank.

         5.4 Permit Bank, through its authorized attorneys, accountants, and representatives, to examine each Credit Party's books, accounts, records, ledgers and assets of every kind and description during regular business hours, including, without limitation, collateral audits at Borrower's cost and expense. Prior to the occurrence of an Event of Default under this Agreement, collateral audits shall be conducted not more frequently than four times a year; provided, however, following the occurrence of an Event of Default, the limitation on the frequency of audits shall no longer apply.

         5.5 Promptly notify Bank of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute a default under this Agreement, and promptly inform Bank of any material adverse change in any Credit Party's financial condition.

         5.6 Maintain in good standing and cause each Subsidiary to maintain in good standing, all licenses and certifications required by the State of Florida, or any agency thereof, or the FAA or any other governmental authority that maybe necessary or required for Borrower and its Subsidiaries to carry on their general business objects and purposes. FAA licenses and certifications maybe held by the employees of Borrower and/or its Subsidiaries so long as Borrower and its Subsidiaries may legally avail themselves of all rights and privileges associated therewith and all such licenses and certifications remain in good standing.

         5.7 Furnish Bank, upon Bank's request, in form satisfactory to Bank with pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of the Credit Parties' real or personal property, of every nature and description, whether now owned or hereafter acquired, to the extent that Bank may in its sole and reasonable discretion require. Borrower shall notify Bank of the acquisition of any aircraft engines or aircraft in which a security interest must be perfected by filing with the FAA within five days of the acquisition thereof and shall provide Bank a copy of the applicable purchase agreement related thereto.

         5.7A Promptly, and in any event not later than three (3) business days thereafter, notify Bank of the creation of any Subsidiary and cause each Domestic Subsidiary, including any Person which becomes a Domestic Subsidiary after the date of this Agreement, to execute and deliver to Bank a Guaranty and Security Agreement and such other documents and materials as Bank may require in order to perfect its liens and security interests in the assets of such Domestic Subsidiary on the date the Person is created, acquired or otherwise becomes a Domestic Subsidiary (whichever first occurs).

         5.8 Comply and cause each Subsidiary to comply with all requirements imposed by ERISA as presently in effect or hereafter promulgated including, but not limited to, the minimum funding requirements of the Pension Plans.

         5.9 Promptly notify Bank after the occurrence thereof in writing of any of the following events:

         (a) the termination of any Credit Party's Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

         (b) the appointment of a trustee by a United States District Court to administer the Pension Plan;

         (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate any Credit Party's Pension Plan;

         (d) the failure of any Credit Party's Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of 1954, as amended;

         (e)      the withdrawal of any Credit Party from a Pension Plan; or

         (f)      a reportable event, within the meaning of Title IV of ERISA.

         5.10 Maintain all cash collection and general disbursement accounts with Bank or another financial institution which is acceptable to Bank.

         5.11 Maintain as of the end of each fiscal quarter of Borrower, a Consolidated Tangible Net Worth of not less than $4,250,000.

         5.12 Maintain as of the end of each fiscal year of Borrower a ratio of Debt of Borrower and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP to Tangible Net Worth of not more than 1.7 to 1.0.

         5.13 Maintain as of the end of each fiscal quarter of Borrower (other that the fourth quarter of each fiscal year) a ratio of Debt of the Borrower and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP to Tangible Net Worth of not more than 2.25 to 1.0.

         5.14 Use its best efforts to maintain Consolidated net income of Borrower and its Consolidated Subsidiaries of not less than $425,000 for fiscal year 1999.

         6.       NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as Bank may make any advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement, it will not and it will not permit any Subsidiary to, without the prior written consent of Bank:

         6.1 Purchase, acquire or redeem any of its capital stock or make any material change in its capital structure, except purchases and redemptions of stock so long as no Event of Default exists or would result therefrom.

         6.2 Enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any part of its assets, except in the ordinary course of its business.

         6.3 Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except by endorsement for deposit in the ordinary course of business and guaranties in favor of Bank.

         6.4 Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

         6.5 Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

         (a)      indebtedness to Bank;

         (b) current unsecured trade payables and accrued liabilities anising in the ordinary course of Borrower's or a Subsidiary's business;

         (c) purchase money indebtedness to acquire fixed assets in an amount not exceeding $100,000 in the aggregate for Borrower and its Subsidiaries during any fiscal year of Borrower.

         6.6 Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except:

         (a)      to Bank;

         (b)      the Permitted Liens;

         (c)      liens described in attached Schedule 6.6; and

         (d) liens and security interests upon fixed assets acquired by Borrower or a Subsidiary after the date of this Agreement (including by virtue of a Capital Lease) provided that (i) any such lien or security interest is created solely for the purpose of securing indebtedness representing, or incurred to finance, the cost of the item of property subject thereto;
                  (ii) the principal amount of the indebtedness secured by such lien does not exceed 100% of the fair value of the property at the time it was acquired, and (iii) the lien or security interest does not cover any other property other than such item of property.

         6.7 Sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Bank.

         6.8 Materially alter the character of its businesses from that conducted as of the date of this Agreement.

         6.9 Enter into any transaction or series of transactions with any Affiliate other than on terms and conditions as favorable to Borrower or its Subsidiary, as the case may be, as would be obtainable in a comparable arms-length transaction with a Person other than an Affiliate.

         6.10 Make or allow to remain outstanding any investment (whether such investment shall be or the character of investment in shares of stock, evidence of indebtedness or other securities or otherwise) in, or any loans or advances or extensions of credit to, any person, firm, corporation or other entity or association, except

         (a) advances made for expenses or purchases in the ordinary course of business within the United States; and

         (b) loans or advances made to officers, directors, or employees of Borrower or its Subsidiaries within the United States, not to exceed in the aggregate One Hundred Thousand Dollars ($100,000) for the Borrower and its Subsidiaries at any one time outstanding.

         6.11 Enter into or become subject to any agreement (other than this Agreement) (i) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of Borrower or any Subsidiary or (ii) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

         6.12 Declare of pay any dividends or make any other distributions with respect to its stock except for dividends payable in the capital stock of Borrower and dividends by a Subsidiary of Borrower to Borrower.

         6.13 Modify or amend the Employment Agreement dated October 31, 1996 and subsequently extended on August 1, 1998 (effective November 1, 1998) between Borrower and Joseph Nelson if the effect of such amendment is to shorten the term thereof or materially change the scope of Mr. Nelson's duties.

         6.14 Provide any special credit arrangement with respect to uninsured Foreign Accounts. All past-due Foreign Accounts must be declared in default, claimed via insurance, or enforced for collection. Contra-accounts of any kind are expressly forbidden.

         7.       ENVIRONMENTAL PROVISIONS

         7.1 Borrower shall comply and shall cause each Credit Party to comply in all material respects with all applicable Environmental Laws.

         7.2 Borrower shall provide to Bank, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by any Credit Party or a cleanup, removal, remedial action, or other response by or on the part of any Credit Party under applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from any Credit Party for an alleged violation of Environmental Laws.

         7.3 Borrower shall promptly notify Bank in writing as soon as Borrower becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

         7.4 In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Borrower shall, at the reasonable request of Bank, at Borrower's sole expense, retain an environmental professional consultant, reasonably acceptable to Bank, to conduct a thorough and complete environmental audit regarding the changed condition and/or circumstance and any environmental concerns arising from that changed condition and/or circumstance. A copy of the environmental consultant's report will be promptly delivered to Bank upon completion.

         7.5 At any time any Credit Party, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, Borrower shall promptly provide Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, Borrower will promptly provide to Bank copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to Bank within 60 days following completion of the preliminary findings and conclusions.

         7.6 Borrower hereby indemnifies, saves and holds Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage of any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Environmental Laws, caused by or in any way related to property owned by any Credit Party, or due to any acts of any Credit Party or their respective officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnification shall not be applicable when arising from events or conditions occurring while the Bank is in sole possession (subject to the rights of any creditors of Borrower) of the property. In no event shall Borrower be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising from any act of gross negligence or wilfful misconduct of Bank, or its agents or employees.

         7.7 Borrower shall and shall cause each Subsidiary to maintain all permits, licenses and approvals required under applicable Environmental Laws.

         8.       EVENTS OF DEFAULT

         8.1 Upon occurrence of any of the following Events of Default:

         (a) non-payment of any installment of the principal or interest on the Revolving Credit Note when due in accordance with the terms thereof, or upon non-payment of any other outstanding Indebtedness when due in accordance with the terms thereof;

         (b) default in the observance or performance of any of the conditions, covenants or agreements of Borrower set forth in
                  Section 5 or Section 6.

         (c) default in the observance or performance of any of the other conditions, covenants or agreements of Borrower set forth in this Agreement and continuance thereof for thirty (30) days after notice to Borrower by Bank;

         (d) any material representation or warranty made by Borrower herein or by any Credit Party in any instrument or agreement submitted pursuant hereto proves untrue in any material respect when made or deemed made;

         (e) default in the observance or performance of any of the conditions, covenants or agreements of any Credit Party set forth in any collateral document of security which may be given to secure the indebtedness hereunder or in any other document related to or connected with this Agreement or the indebtedness hereunder, including without limitation any Security Agreement or Guaranty;

         (f) default in the payment of any other obligation of any Credit Party for borrowed money in an aggregate amount in excess of Ten Thousand Dollars ($10,000), or in the observance or performance of any conditions, covenants or agreements related or given with respect to any obligations for borrowed money in an aggregate amount in excess of Ten Thousand Dollars ($10,000) sufficient to permit the holder thereof to accelerate the maturity of such obligation;

         (g) judgments for the payment of money in excess of the sum of Ten Thousand Dollars ($10,000) in the aggregate shall be rendered against any Credit Party and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry and such judgment is not covered by insurance from a solvent insurer who is defending such action without reservation of rights;

         (h) the occurrence of any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of any Credit Party for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and is reasonably likely that the occurrence of such event would result in a Material Adverse Effect, and such reportable event is not corrected and such determination is not revoked within thirty
                  (30) days after notice thereof has been given to the plan administrator or the applicable Credit Party; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

         (i) if there shall be any change for any reason in the management or control of Borrower which in the sole judgment of Bank adversely affects Borrower, including, without limitation, if Joseph Nelson no longer is actively involved in the day to day management of Borrower;

         (j)      the revocation of any Guaranty;

         (k) if there shall occur an event which has a Material Adverse Effect or if the Bank shall deem itself to be insecure;

then, or at any time thereafter, unless such default is remedied, Bank may give notice to Borrower declaring all outstanding indebtedness hereunder and under the Revolving Credit Note to be due and payable, whereupon all indebtedness then outstanding hereunder and under the Revolving Credit Note shall immediately become due and payable without further notice and demand.

         8.2 If a creditors' committee shall have been appointed for the business of any Credit Party in connection with any bankruptcy or insolvency; or if any Credit Party shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the matenial allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of the Credit Party), and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of any Credit Party then the Revolving Credit Note and all indebtedness then outstanding hereunder and under any Letters of Credit shall automatically become immediately due and payable.

         8.3 Upon the occurrence and during the continuance of an Event of Default, unless all of the Indebtedness is then immediately fully paid, Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Security Agreements or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the collateral and to set off against the Indebtedness any amount owing by Bank to Borrower and/or any property of Borrower in possession of Bank. Borrower agrees, upon request of Bank, to assemble the collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Borrower.

         8.4 All of the Indebtedness shall constitute one loan secured by Bank's security interest in the collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from the Credit Parties to Bank. Upon the occurrence and during the continuance of an Event of Default which is not cured within the cure period, if any, provided hereunder, Bank may in its sote discretion apply the collateral to any portion of the Indebtedness. The proceeds of any sate or other disposition of the collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the Michigan Uniform Commercial Code (or other applicable law) or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to Borrower or to such other Person or Persons as maybe entitled thereto under applicable law. Borrower shall remain liable for any deficiency, which Borrower shall pay to Bank immediately upon demand.

         8.5 The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shalt it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Borrower.

         9.       MISCELLANEOUS

         9.1 This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns, except that the credit provided for under this Agreement and no part thereof and no obligation of Bank hereunder shall be assignable or otherwise transferable by Borrower.

         9.2 Borrower shall pay all closing costs and expenses, including, by way of description and not limitation, reasonable outside attorney fees and lien search fees, incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All of said amounts required to be paid by Borrower may, at Bank's option, be charged by Bank as an advance against the proceeds of the Revolving Credit Note. All costs, including reasonable attorney fees incurred by Bank in protecting or enforcing any of its or any of the Bank's rights against any Credit Party or any collateral or in defending Bank from any claims or liabilities by any party or other-wise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Bank which would not have been asserted were it not for Bank's relationship with Borrower hereunder, shall also be paid by Borrower.

         9.3 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

         9.4 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any night or remedies which Bank would otherwise have.

         9.5 All notices with respect to this Agreement shall be deemed to be completed upon mailing by certified mail to the following:

                  To Borrower:
                  15675 NW 15th Avenue
                  Miami, Florida 33169
                  Attention: Joseph Janusz

                  To Bank:
                  100 NE Third Avenue, Suite 200
                  Fort Lauderdale, Florida 33301
                  Attention: Joseph Marchese

         9.6 This Agreement and the Revolving Credit Note have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.7 No amendments or waiver of any provisions of this Agreement nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

         9.8 All sums payable by Borrower to Bank under this Agreement or the other documents contemplated hereby shall be paid directly to Bank at its principal office set forth in Section 9.5 hereof in immediately available United States funds, without set off, deduction or counterclaim. In its sole discretion, Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of Borrower with Bank for all or a part of any Indebtedness then due; provided, however, that this authorization shall not affect Borrower's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

         9.9 Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Borrower authorizes Bank to charge its accounts maintained with Bank for the payment of any of the Indebtedness. Borrower expressly assumes all risks of loss or liability resulting from nondelivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an

Event of Default. Upon the occurrence and during the continuance of an Event of Default, Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank from or on behalf of Borrower. Upon the occurrence and during the continuance of an Event of Default, Borrower agrees that Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Indebtedness in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Borrower expressly agrees that to the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Bank, to the extent that Bank did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by Bank.

         9.10 In the event Borrower's obligation to pay interest on the principal balance of the Revolving Credit Note is or becomes in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

         9.11 THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE REVOLVING CREDIT NOTE.

         9.12 In the event of any express inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall control.

         9.13 Borrower submits, in any legal proceeding related to this Agreement or the Revolving Credit Note, to the nonexclusive in personam jurisdiction of any court of competent jurisdiction sitting in the State of Florida and agrees to a suit being brought in any such court; waives any objection that it may now have or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court; agrees that service of process and any such legal proceeding may be made, and shall be conclusively deemed sufficient and adequate, by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid to Borrower at its address set forth herein or such other address of which the Bank shall be notified in writing, in which event, service shall be deemed complete upon the filing with the court of a copy of the process mailed and an affidavit attesting the mailing. Borrower agrees that nothing herein shall affect the Bank's right to affect service or process in any other manner permitted by law.

         9.14 This Agreement shall become effective upon the execution hereof by Bank and Borrower.

         WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK                            AVIATION HOLDINGS INT'L, INC.


By: /s/ Joseph Marchese                  By: /s/ Joseph J. Nelson
    ---------------------------              ---------------------------------
Its: Vice President                      Its: President


                                         By: /s/ Joseph Janusz
                                             ---------------------------------
                                         Its: Chief Financial Officer

                                   EXHIBIT "A"

                               REQUEST FOR ADVANCE


         Pursuant to the Amended and Restated Credit Agreement dated as of September _, 1999, (herein called "Agreement"), the undersigned hereby requests COMERICA BANK to make Advance to the undersigned on _____________________, _________, in the amount of __________________________ DOLLARS, ($_________)
under the Revolving Credit Note dated September ____, 1999, issued by the undersigned to said Bank (herein called "Note").

         The undersigned certifies that no event has occurred or condition exists which constitutes, or with the passage of time and/or giving of notice would constitute, a default under the Agreement or the Note, and none will exist upon the making of the Advance requested hereunder. The undersigned further certifies that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the face amount thereof or any advance formula applicable to advances under such Note. If the amount advanced to the undersigned under the Note shall at any time exceed the face amount thereof or any advance formula applicable to advances under such Note, the undersigned will pay such excess amount on demand.

         The undersigned hereby authorizes said Bank to disburse the proceeds of this Request for Advance by crediting the account of the undersigned with Bank separately designated by the undersigned or as the undersigned may otherwise direct, unless this Request for Advance is being submitted for a conversion or refunding, in which case it shall refund or convert that portion stated above of the existing outstandings under the Note.

         Dated this ____ day of _____________, _______.


                                         AVIATION HOLDINGS INT'L, INC.



                                         By:___________________________

                                         Its:__________________________



                                         By:___________________________

                                         Its:__________________________

                                    EXHIBIT B

         Comeric A   Master Revolving Note
                     Variable Rate-Demand Op ional Advances (Business and
                     Commercial Loans Only)


AMOUNT      NOTE DATE              MATURITY DATE     TAX IDENTIFICATION NUMBER
$3,500,000  September 1 , 1999     ON DEMAND         52-2040613


For Value Received, the undersigned promise(s) to pay ON DEMAND to the order of Comerica Bank ("Bank"), at any office of the Bank in the State of Michigan, Three Million Five Hundred Thousand Dollars (U.S.) (orthat portion of it advanced bythe Bank and not repaid as later provided) with interest until demand or until Default, as later defined, at a per annum rate equal to the Bank's prime rate from time to time in effect plus 1 % per annum and after that at a rate equal to the rate of interest otherwise prevailing underthis Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law). The Bank's "prime rate" is that annual rate of interest so designated by the Bank and which is changed by the Bank from time to time. Interest rate changes will be effective for interest computation purposes as and when the Bank's prime rate changes. Interest shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding. Unless sooner demanded, accrued interest on this Note shall be payable on the first day of each month commencing October 1, 1999. If the frequency of interest payments is not otherwise specified, accrued interest on this Note shall be payable monthly on the first day of each month, unless sooner demanded. If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

The principal amount payable under this Note shall be the sum of all advances made by the Bank to or at the request of the undersigned, less principal payments actually received in cash by the Bank. The books and records of the Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by the Bank; after that interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full. At no time shall the Bank be under any obligation to make any advances to the undersigned pursuant to this Note (notwithstanding anything expressed or implied in this Note or elsewhere to the contrary, including without limit if the Bank supplies the undersigned with a borrowing formula) and the Bank, at any time and from time to time, without notice, and in its sole discretion, may refuse to make advances to the undersigned without incurring any liability due to this refusal and without affecting the undersigned's liability under this Note for any and all amounts advanced.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, -enewals or extensions of it, whetherjointor several, contingent or absolute, now existing or later arising, and however evidenced (collectively , indebtedness") are secured by and the Bank is granted a security interest in all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively "Collateral"). Notwithstanding the above, (I) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned's principal dwelling or in any of the undersigned's real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has(have) given or give(s) Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place.

If the undersigned (or any of them) or any guarantor under a guaranty of all or part of the indebtedness ("guarantor") (i) fail(s) to pay any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (ii) fail(s) to comply with any of the terms or provisions of any agreement between the undersigned (or any of them) or any such guarantor and the Bank; or (III) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding or (if a corporation or a limited liability company) is the subject of a dissolution, merger or consolidation; or (a) if any warranty or representation made by any of the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete; or (b) if there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (c) if there is any failure by any of the undersigned or any guarantor to pay when due any of its indebtedness (otherthan to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (d) if the Bank deems itself insecure believing that the prospect of payment of this Note or any of the Indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (e) if there is filed or issued a levy orwrit of attachment or garnishment or other like judicial process upon the undersigned (or any of them) or any guarantor or any of the Collateral, including without limit, any accounts of the undersigned (or any of them) or any guarantor with the Bank, then the Bank, upon the occurrence of any of these events (each a "Default"), may at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions ,mntained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts ivving by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law.

The undersigned acknowledge(s) that this Note matures upon issuance, and that the Bank, at any time, without notice, and without reason, may demand that this Note be immediately paid in full. The demand nature of this Note shall not be deemed modified by reference to a Default in this Note or in any agreement to a default by the undersigned or to the occurrence of an event of default (collectively an "Event of Default"). For purposes of this Note, to the extent there is reference to an Event of Default this reference is for the purpose of permitting the Bank to accelerate Indebtedness not on a demand basis and to receive interest at the default rate provided in the document evidencing the relevant ndebtedness. It is expressly agreed that the Bank may exercise its demand rights under this Note whether or not an Event of Default has occurred. The Bank, with or without reason and without notice, may from time to time ma ' ke demand for partial payments underthis Note and these demands shall not preclude the Bank from demanding at any time that this Note be immediately paid in full. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned's respective heirs, personal representatives, successors and assigns. The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the Michigan Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse the holder or owner of this Note upon demand for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

This Note replaces and renews the Master Revolving Note dated August 12, 1998 from Borrower to Bank in the principal amount of $3,500,000.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a 'imilar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be ~ffective. THIS NOTE IS MADE IN THE STATE OF MICHIGAN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM, OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BYJURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

AVIATION HOLDINGS INT'L INC., formerly known as      By:                                Its: President
JET AVIATION TRADING, INC.                              -------------------                  ------------------------
                                                             SIGNATURE OF               TITLE (if applicable)

                  OBLIGOR NAME TYPED/PRINTED
                                                     By:                                Its: Chief Financial Officer
                                                        -------------------                  ------------------------
                                                             SIGNATURE OF               TITLE (it appiicable)

                                                     By:                                Its:
                                                        -------------------                  ------------------------
                                                             SIGNATURE OF               TITLE (it applicable)

                                                     By:                                Its:
                                                        -------------------                  ------------------------
                                                             SIGNATURE OF               TITLE (it applicable)

15675 N.W. 15' Avenue               Miami                              Florida            33169
-----------------------------------------------------------------------------------------------------------------
STREET ADDRESS                      CITY                                STATE            ZIP CODE


-----------------------------------------------------------------------------------------------------------------
                            For Bank Use Only                             CCAR#
-----------------------------------------------------------------------------------------------------------------

LOAN OFFICER INITIALS         LOAN GROUP NAME              OBLIGOR NAME
-----------------------------------------------------------------------------------------------------------------
LOAN OFFICER ID. NO.     LOAN GROUP NO.          OBLIGOR NO.             NOTE NO.                 AMOUNT
-----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

         ComericA          Security Agreement
                           (All Assets)

-------------------------------------------------------------------------------


As of September __, 1999, for value received, the undersigned ("Debtor") grants to Comerica Bank ("Bank"), a Michigan banking corporation, a continuing security interest in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of Aviation Holdings Int'l., Inc., a Florida corporation formerly known as Jet Aviation Trading, Inc. ("Borrower") and/or Debtor. Indebtedness includes without limit any and all obligations or liabilities of the Borrower and/or Debtor to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which the Borrower and/or Debtor would otherwise be liable to the Bank were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Bank and Borrower and/or Debtor or in connection with any proceeding involving Bank as a result of any financial accommodation to Borrower and/or Debtor; and all other costs of collecting Indebtedness, including without limit attorney fees. Debtor agrees to pay Bank all such costs incurred by the Bank, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

1. Collateral shall mean all of the following property Debtor now or later owns or has an interest in, wherever located:

         (a) all Accounts Receivable (for purposes of this Agreement, "Accounts Receivable" consists of all accounts, general intangibles, chattel paper, contract rights, deposit accounts, documents and instruments),

         (b)      all Inventory,

         (c)      all Equipment and Fixtures,

         (d) specific items listed below and/or on attached Schedule A, if any, is/are also included in Collateral:

         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------

         (e) all goods, instruments, documents, policies and certificates of insurance, deposits, money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Bank, or as to which Bank now or later controls possession by documents or otherwise, and

         (f) all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

2. Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

         2.1 Debtor shall furnish to Bank, in form and at intervals as Bank may request, any information Bank may reasonably request and allow Bank to examine, inspect, and copy any of Debtor's books and records. Debtor shall, at the request of Bank, mark its records and the Collateral to clearly indicate the security interest of Bank under this Agreement.

         2.2 At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Bank, Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than that in favor of Bank and there are no financing statements on file, other than in favor of Bank; and (c) Debtor acquired its rights in the Collateral in the ordinary course of its business.

         2.3 Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Bank. Debtor will not, without the prior written consent of Bank, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except for Inventory in the ordinary course of its business and will not return any Inventory to its supplier. Bank or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.

         2.4 Debtor will do all acts and will execute or cause to be executed all writings requested by Bank to establish, maintain and continue a perfected and first security interest of Bank in the Collateral. Debtor agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Bank may have a lien or security interest for payment of the Indebtedness.

         2.5 Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Bank. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

         2.6 Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Debtor has and will maintain at all times (a) with respect to the Collateral, insurance under an "all risk" policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Bank, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Bank, containing a lender's loss payable endorsement acceptable to Bank. Debtor will deliver to Bank immediately upon demand evidence satisfactory to Bank that the required insurance has been procured. If Debtor fails to maintain satisfactory insurance, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

         2.7 On each occasion on which Debtor evidences to Bank the account balances on and the nature and extent of the Accounts Receivable, Debtor shall be deemed to have warranted that except as otherwise indicated (a) each of those Accounts Receivable is valid and enforceable without performance by Debtor of any act; (b) each of those account balances are in fact owing, (c) there are no setoffs, recoupments, credits, contra accounts, counter claims or defenses against any of those Accounts Receivable, (d) as to any Accounts Receivable represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, the same have been endorsed and/or delivered by Debtor to Bank, (e) Debtor has not received with respect to any Account Receivable, any notice of the death of the related account debtor, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor, and
                  (f) as to each Account Receivable, the account debtor is not an affiliate of Debtor, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States. Debtor will do all acts and will execute all writings requested by Bank to perform, enforce performance of, and collect all Accounts Receivable. Debtor shall neither make nor permit any modification, compromise or substitution for any Account Receivable without the prior written consent of Bank. Debtor shall, at Bank's request, arrange for verification of Accounts Receivable directly with account debtors or by other methods acceptable to Bank.

         2.8 Debtor at all times shall be in strict compliance with all applicable laws, including without limit any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment ("Environmental Laws").

         2.9 If Bank, acting in its sole discretion, redelivers Collateral to Debtor or Debtor's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or
                  (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank's security interest in it or in the proceeds or products of it unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Bank. Any proceeds of Collateral coming into Debtor's possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may (in its sofe discretion) deliver any or all of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.

         2.10 At any time and without notice, Bank may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Bank; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement.

         2.11 Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Bank under this Agreement, and after that Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

         2.12 Debtor delivers this Agreement based solely on Debtor's independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Bank. Debtor assumes full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate now or later. Debtor waives any duty on the part of Bank, and agrees that Debtor is not relying upon nor expecting Bank to disclose to Debtor any fact now or later known by Bank, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Debtor's risk or Debtor's rights against Borrower. Debtor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limit the possibility that Borrower may incur Indebtedness to Bank after the financial condition of Borrower, or Borrower's ability to pay debts as they mature, has deteriorated.

         2.13 Debtor shall defend, indemnify and hold harmless Bank, its employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses, and attorney fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limit, Environmental Laws, or of any remediation relating to any property required by any law, including without limit Environmental Laws.

3.       Collection of Proceeds.

         3.1 Debtor agrees to collect and enforce payment of all Collateral until Bank shall direct Debtor to the contrary. Immediately upon notice to Debtor by Bank and at all times after that, Debtor agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Bank all property in Debtor's possession or later coming into Debtor's possession through enforcement of Debtor's rights or interests in the Collateral. Debtor irrevocably authorizes Bank or any Bank employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Bank shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Bank to any sale, lease or other disposition of any Collateral.

         3.2 Debtor agrees that immediately upon Bank's request (whether or not any Event of Default exists) the Indebtedness shall be on a "remittance basis" as follows: Debtor shall at its sole expense establish and maintain (and Bank, at Bank's option may establish and maintain at Debtor's expense): (a) an United States Post Office lock box (the "Lock Box"), to which Bank shall have exclusive access and control. Debtor expressly authorizes Bank, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor (other than payments by electronic funds transfer) shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices; and
                  (b) a non-interest bearing deposit account with Bank which shall be titled as designated by Bank (the "Cash Collateral Account") to which Bank shall have exclusive access and control. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor by electronic funds transfer shall be remitted to the Cash Collateral Account, and Debtor, at Bank's request, shall include a like statement on all invoices. Debtor shall execute all documents and authorizations as required by Bank to establish and maintain the Lock Box and the Cash Collateral Account.

         3.3 All items or amounts which are remitted to the Lock Box, to the Cash Collateral Account, or otherwise delivered by or for the benefit of Debtor to Bank on account of partial or full payment of, or with respect to, any Collateral shall, at Bank's option, M be applied to the payment of the Indebtedness, whether then due or not, in such order or at such time of application as Bank may determine in its sole discretion, or, (ii) be deposited to the Cash Collateral Account. Debtor agrees that Bank shall not be liable for any loss or damage which Debtor may suffer as a result of Bank's processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Debtor agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorney fees.


4.       Defaults, Enforcement and Application of Proceeds.

         4.1 Upon the occurrence of any of the following events leach an "Event of Default"), Debtor shall be in default under this
                  Agreement:

         (a) Any failure to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise; or

         (b) Any failure or neglect to comply with, or breach of or default under, any term of this Agreement, or any other agreement or commitment between Borrower, Debtor, or any guarantor of any of the Indebtedness ("Guarantor") and Bank; or

         (c) Any warranty, representation, financial statement, or other information made, given or furnished to Bank by or on behalf of Borrower, Debtor, or any Guarantor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or

         (d) Any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Borrower, Debtor, any Guarantor, or any Collateral; or

         (e) Sale or other disposition by Borrower, Debtor, or any Guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction of business by Borrower, Debtor, or any Guarantor, or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Borrower, Debtor, or any Guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws or laws for the relief of debtors by or against Borrower, Debtor, or any Guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrower, Debtor, or any Guarantor; or

         (f) Bank deems the margin of Collateral insufficient or itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is impaired or shall fear deterioration, removal, or waste of Collateral.

         4.2 Upon the occurrence of any Event of Default, Bank may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:

         (a) Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

         (b) Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

         (c) Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

         (d) Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other disposition, at places and times and on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease, or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

                  At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral.

         4.3 Debtor shall at the request of Bank, notify the account debtors or obligors of Bank's security interest in the Collateral and direct payment of it to Bank. Bank may, itself, upon the occurrence of any Event of Default so notify and direct any account debtor or obligor.

         4.4 The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand.

         4.5 Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Borrower, Debtor, or any Guarantor and Bank.

         4.6 No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

         4.7 Debtor irrevocably appoints Bank or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor:

         (a) to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

         (b) to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement; and

         (c) to do and perform any act on behalf of Debtor permitted or required under this Agreement.

         4.8 Upon the occurrence of an Event of Default, Debtor also agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Debtor.

5.       Miscellaneous.

         5.1 Until Bank is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 5.15 below.

         5.2 Debtor will give Bank not less than 90 days prior written notice of all contemplated changes in Debtor's name, chief executive office location, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

         5.3 Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

         5.4 Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained. Debtor further agrees that Bank may provide information relating to this Agreement or relating to Debtor to the Bank's parent, affiliates, subsidiaries, and service providers.

         5.5 In addition to Bank's other rights, any indebtedness owing from Bank to Debtor can be set off and applied by Bank on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone.

         5.6 Debtor waives any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the Uniform Commercial Code; or (c) pursue any other remedy in the Bank's power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

         5.7 Debtor waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from Borrower any amounts paid or the value of any Collateral given by Debtor pursuant to this Agreement.

         5.8 In the event that applicable law shall obligate Bank to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least five days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

         5.9 Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or dredit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

         5.10 This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank's successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.10 is deemed a consent by Bank to any assignment by Debtor.

         5.11 If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Bank are made or given jointly and severally.

         5.12 Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9 in any other Article) of the Uniform Commercial Code. "Uniform Commercial Code" means Act No. 174 of & Michigan Public Acts of 1962, as amended.

         5.13 No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Bank with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Bank. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.

         5.14 To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Bank from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

         5.15 Debtor's chief executive office is located and shall be maintained at ____________________
                                STREET ADDRESS

         ----------------------------------------------------------------------------------------------
         CITY                                        STATE             ZIP CODE                  COUNTY

         If Collateral is located at other than the chief executive office, such Collateral is located and shall be maintained at


         ----------------------------------------------------------------------------------------------
         STREET ADDRESS

         ----------------------------------------------------------------------------------------------
         CITY                                        STATE             ZIP CODE                  COUNTY

         Collateral shall be maintained only at the locations identified in this
Section 5.15.

         5.16 A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Bank in any filing office.

         5.17 This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.13 of this Agreement shall survive termination.


6. DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.


Special Provisions Applicable to this Agreement. (*None, if left blank)


                                            Debtor:



                                            ----------------------------------
                                            DEBTOR NAME TYPED/PRINTED


                                            By:
                                                -------------------------------
                                                SIGNATURE OF


                                            Its:
                                                -------------------------------
                                                TITLE (if applicable)


                                            BY:
                                                -------------------------------
                                                SIGNATURE OF


                                            Its:
                                                -------------------------------
                                                TITLE (If applicable)